Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

ASPIRA WOMEN’S HEALTH INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(3)		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value (2)	457(o)			$13,800,000		$0.00015310	$2,112.78
Fees to Be Paid	Equity	Pre-Funded Warrants to Purchase Common Stock (4)				-		-	(4)
Fees to Be Paid	Equity	Common Stock Underlying Pre-Funded Warrants (4)				-		-	(4)
Fees to Be Paid	Equity	Representative’s Warrants to Purchase Common Stock				-		-	(5)
Fees to Be Paid	Equity	Common Stock Underlying Representative’s Warrants				$862,500	(6)	$0.00015310	$132.05
	Total Offering Amounts								$2,244.83
	Total Fees Previously Paid								$-
	Total Fee Offsets								$-
	Net Fee Due								$2,244.83

(1)	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

(4)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $13,800,000.

(5)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants have an exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares underlying the Representative’s Warrants is equal to $862,500 (which is equal to 5% of the proposed maximum aggregate offering price for the common stock of $13,800,000 multiplied by 125%).

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